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                                                                       EXHIBIT 8

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                               MEDPARTNERS, INC.

                       NONTRANSFERABLE WARRANT AGREEMENT
                        TALBERT MEDICAL GROUP PHYSICIANS

                          Dated as of __________, 1997

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                               TABLE OF CONTENTS

Sections                                                                                                  Page(s)
SECTION 1.   Defined Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

SECTION 2.   Grant  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3

SECTION 3.   Exercise Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3

SECTION 4.   Term of Warrants; Exercise of Warrants . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
                     4.1.  Term of Warrants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
                     4.2.  Exercise of Warrants . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3

SECTION 5.   Vesting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4

SECTION 6.   Nontransferability; Limited Exceptions to Transfer Restrictions  . . . . . . . . . . . . . .    4
                     6.1.     Limits on Exercise and Transfer   . . . . . . . . . . . . . . . . . . . . .    4
                     6.2.     Exceptions to Limits on Transfer  . . . . . . . . . . . . . . . . . . . . .    4

SECTION 7.   Effect of Termination of Employment  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
                     7.1.     Forfeiture after Certain Events   . . . . . . . . . . . . . . . . . . . . .    5
                     7.2.     Return of Warrants  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
                     7.3.     Termination Without Cause Following Change in Control Event   . . . . . . .    5

SECTION 8.   Effect of Death, Total Disability or Retirement  . . . . . . . . . . . . . . . . . . . . . .    5

SECTION 9.   Payment of Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6

SECTION 10.   Reservation of Warrant Shares; Purchase and Cancellation of Warrants  . . . . . . . . . . .    6
                     10.1.    Reservation of Warrant Shares   . . . . . . . . . . . . . . . . . . . . . .    6
                     10.2.    Governmental Approvals and Listings   . . . . . . . . . . . . . . . . . . .    6

SECTION 11.   Adjustment of Exercise Price and Number of Warrant Shares . . . . . . . . . . . . . . . . .    7
                     11.1.    Adjustments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
                              (a)   Stock Dividends, Splits, etc.   . . . . . . . . . . . . . . . . . . .    7
                              (b)   Distributions of Assets   . . . . . . . . . . . . . . . . . . . . . .    7
                              (c)   Computation of Market Price   . . . . . . . . . . . . . . . . . . . .    8
                              (d)   Minimum Adjustment  . . . . . . . . . . . . . . . . . . . . . . . . .    8
                              (e)   Warrant Share Adjustment  . . . . . . . . . . . . . . . . . . . . . .    9
                              (f)   Notice of Adjustment  . . . . . . . . . . . . . . . . . . . . . . . .    9
                              (g)   Definition of Common Stock  . . . . . . . . . . . . . . . . . . . . .    9





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
                              (h)   Company May Reduce Exercise Price or Increase Number
                                    of Warrant Shares Purchasable   . . . . . . . . . . . . . . . . . . .    9
                     11.2.    No Adjustment for Dividends   . . . . . . . . . . . . . . . . . . . . . . .    9
                     11.3.    Preservation of Purchase Rights and Adjustment of Exercise
                              Price upon Merger, Consolidation, etc.  . . . . . . . . . . . . . . . . . .    9
                     11.4.    No Fractional Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . .   10

SECTION 12.   No Rights as Stockholders; Notices to Warrant Holders . . . . . . . . . . . . . . . . . . .   10

SECTION 13.   Purchase Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12

SECTION 14.   Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12

SECTION 15.   Applicable Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12

SECTION 16.   Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12

SECTION 17.   Captions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12


PURCHASE FORM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-1





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                 THIS NONTRANSFERABLE WARRANT AGREEMENT dated as of the _____
day of __________, 1997, is between MEDPARTNERS, INC., a Delaware corporation (the "Company"), and _________________, an individual (the "Physician").

                              W I T N E S S E T H

                 WHEREAS, pursuant to the Agreement and Plan of Merger (the "Merger Agreement") dated as of August 12, 1997 among the Company, Talmed Merger Corporation, a Delaware corporation (the "Subsidiary"), and Talbert Medical Management Holdings Corporation, a Delaware corporation ("Talbert"), the Company has proposed to cause the Subsidiary to make a tender offer to purchase all the outstanding shares of common stock of Talbert, together with their associated rights (the "Offer"), and subsequently to merge the Subsidiary with and into Talbert (the "Merger").

                 WHEREAS, the Physician is employed by one of the Talbert Medical Groups affiliated with Talbert Medical Management Corporation, a Delaware corporation ("TMMC"), which is a subsidiary of Talbert.

                 WHEREAS, the Merger Agreement provides that the Company will issue to certain physicians employed by the Talbert Medical Groups and designated by Talbert warrants to purchase its Common Stock, par value $.001 per share (the "Common Stock"); and

                 WHEREAS, the Company wishes to issue to the Physician, effective as of the Effective Time (as defined in the Merger Agreement), such warrants upon the terms and conditions set forth herein.

                 NOW THEREFORE, in consideration the foregoing and the mutual promises made herein and the mutual benefits to be derived therefrom, the parties agree as follows:

                 SECTION 1. DEFINED TERMS. Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to such terms in the Merger Agreement. For the purposes of this Agreement, the following terms shall have the meanings set forth below.

                 "Beneficiary" means the person, persons, trust or trusts designated by the Physician or, in the absence of a designation, entitled by will or the laws of descent and distribution, to receive the benefits of this Agreement in the event of the Physician's death, and shall mean the Physician's executor or administrator if no other Beneficiary is designated and able to act under the circumstances.

                 "Change in Control Event" means any of the following:

                 (1) Approval by the stockholders of the Company of the dissolution or liquidation of the Company;

                 (2) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (2), the following acquisitions shall not constitute a Change in Control Event: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection
(4) below; or

                 (3) Individuals who, as of the effective date of this Agreement, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                 (4) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 70% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the





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
members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination.

                 "Personal Representative" means the person or persons who, upon the disability or incompetence of a Physician, shall have acquired on behalf of the Participant, by legal proceeding or otherwise, the power to exercise the rights or receive benefits under this Agreement and who shall have become the legal representative of the Physician.

                 "QDRO" means a qualified domestic relations order as defined in Section 414(p) of the Internal Revenue Code of 1986 or Title I, Section 206(d)(3) of the Employee Retirement Income Security Act of 1974, as amended, or the applicable rules thereunder.

                 "Subsidiary" means any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company, or any professional corporation or other legal entity operating as a medical group and affiliated within the Company or one of its subsidiaries.

                 "Total Disability" means a "permanent and total disability" within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986 and such other disabilities, infirmities, afflictions or conditions as the Company may include.

                 SECTION 2. GRANT. Subject to the terms of this Agreement, the Company grants to the Physician warrants with respect to an aggregate of 2,000 shares of Common Stock, par value $.001 per share (the "Warrants"). Each Warrant entitles the Physician to purchase one share of Common Stock (each share of Common Stock purchasable upon the exercise of a Warrant being referred to herein as a "Warrant Share").

                 SECTION 3. EXERCISE PRICE. The price per share at which Warrant Shares shall be purchasable upon exercise of each Warrant (the "Exercise Price") shall be the Market Price (as defined in subsection 11.1(c)) of the Common Stock at the date of the Effective Time, subject to adjustment pursuant to Section 11 hereof.

                 SECTION 4.   TERM OF WARRANTS; EXERCISE OF WARRANTS.

                 4.1. Term of Warrants. With respect to those Warrants that have vested and subject to the terms of this Agreement, the Physician shall have the right until 5:00 P.M., New York time, on __________, 2007 (the tenth anniversary of the Effective Time) (the "Expiration Date"), to purchase from the Company the number of fully paid and nonassessable Warrant Shares which the Physician may at the time be entitled to purchase on exercise of such vested Warrants.

                 4.2. Exercise of Warrants. Warrant Shares may be purchased upon delivery to the Company at its principal office of the form attached hereto as Exhibit A (the "Purchase Form") of election to purchase duly filled in and signed for the number of





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Warrant Shares in respect of which such Warrants are then being exercised.
Payment of the aggregate Exercise Price shall be made by certified or cashier's check, or by any combination thereof.

                 Upon such delivery of the Purchase Form and payment of the Exercise Price, the Company shall issue and cause to be delivered, with all reasonable dispatch, to or upon the written order of the Physician and in such name or names as the Physician may designate, a certificate or certificates for the number of Warrant Shares so purchased upon the exercise of such Warrants. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the delivery of the Purchase Form and payment of the Exercise Price; provided, however, that if such Purchase Form is surrendered, and the Exercise Price is paid, on a Saturday, Sunday or other day on which banking institutions in the City of New York are authorized or obligated by law or executive order to close, or on a day when the Common Stock transfer books of the Company are closed, the certificates for the Warrant Shares in respect of which such Warrants are then exercised shall be issuable as of the next succeeding Monday, Tuesday, Wednesday, Thursday or Friday on which such banking institutions are not so authorized or obligated to close (whether before or after the Expiration Date) and which is a day on which the Common Stock transfer books of the Company are open. The rights of purchase represented by the Warrants shall be exercisable, at the election of the Physician, either in full or from time to time in part.

                 SECTION 5. VESTING. The Warrants shall vest and will be exercisable with respect to one-fifth of the total number of Warrant Shares (subject to adjustment as set forth in Section 11 below) on each of the first, second, third, fourth and fifth anniversaries of the Effective Time, so that Warrants with respect to the total number of Warrant Shares shall have vested by __________, 2003.

                 SECTION 6. NONTRANSFERABILITY; LIMITED EXCEPTIONS TO TRANSFER RESTRICTIONS.

                 6.1. Limits on Exercise and Transfer. Unless otherwise expressly provided by applicable law (i) all Warrants are nontransferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (ii) Warrants shall be exercised only by the Physician; and (iii) amounts payable or shares issuable pursuant to the exercise of a Warrant shall be delivered only to (or for the account of) the Physician.

                 6.2. Exceptions to Limits on Transfer. The exercise and transfer restrictions in subsection 6.1 shall not apply to:

                 (i)      transfers to the Company,





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                 (ii)     the designation of a Beneficiary to receive benefits
         in the event of the Physician's death or, if the Physician has died, transfers to or exercise by the Physician's Beneficiary, or, in the absence of a validly designated Beneficiary, transfers by will or the laws of descent and distribution,

                 (iii)    transfers pursuant to a QDRO order, or

                 (iv) if the Physician has suffered a Total Disability, permitted transfers or exercises on behalf of the Physician by his or her Personal Representative.

                 SECTION 7.   EFFECT OF TERMINATION OF EMPLOYMENT.

                 7.1. Forfeiture after Certain Events. Except as provided in subsection 7.3 and Section 8, the Warrants shall be forfeited to the extent such Warrants have not become vested upon the date the Physician's employment with the Company or one of its Subsidiaries is terminated for Cause or by reason of the termination of the Physician's employment by the Physician upon retirement or otherwise. If the Physician's employment with the Company is terminated without Cause, the Warrants shall not be forfeited, but shall vest and be exercisable as described in Section 5, and the Physician shall retain all other rights under this Agreement as if such termination had not occurred. For purposes of this Agreement, "Cause" shall mean that the Company, acting in good faith based upon the information then known to it, determines that the Physician has: (a) failed to perform in a material respect the duties associated with his or her position without proper cause, (b) been convicted of a felony, (c) committed a material act of fraud, dishonesty or gross misconduct that is materially injurious to the Company, or (d) not maintained in good standing the necessary professional licenses or certifications required by state and federal law in connection with the Physician's practice of medicine. "Retirement" shall mean termination of the Physician's employment by the Physician (i) with the consent of the Company, (ii) after age 55 with 10 years of service, or (iii) after age 65.

                 7.2. Return of Warrants. Upon the occurrence of any forfeiture of Warrants hereunder, such unvested, forfeited Warrants shall, without payment of any consideration by the Company for such transfer, be automatically transferred to the Company, without any other action by the Physician. The Company may take any action necessary or advisable to evidence such transfer. The Physician shall deliver any additional documents of transfer that the Company may request to confirm the transfer of such unvested, forfeited Warrants to the Company.

                 7.3. Termination Without Cause Following Change in Control Event. If following a Change in Control Event, the Physician's employment with the Company is terminated other than for Cause, then any Warrants that have not previously vested shall thereupon vest.

                 SECTION 8. EFFECT OF DEATH, TOTAL DISABILITY OR RETIREMENT. If the Physician dies while employed by the Company, then any Warrants that have not previously





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
vested shall thereupon vest. If the Physician incurs a Total Disability while employed by the Company, the Warrants shall not be forfeited, but shall vest and be exercisable as described in Section 5, and the Physician shall retain all other rights under this Agreement as if such Total Disability had not occurred. If the Physician retires from employment by the Company, the Company may, on a case-by-case basis and in its sole discretion, provide for partial or complete vesting prior to retirement of the Warrants that have not previously vested.

                 SECTION 9. PAYMENT OF TAXES. The Company will pay all documentary stamp taxes, if any, attributable to the issuance of certificates for Warrant Shares issuable upon the exercise of Warrants; provided, however, that the Company shall not be required to pay, and the Physician shall pay, any tax or taxes that may be payable in respect of any transfer involved in the issue or delivery of any certificates for Warrant Shares in a name other than that of the Physician and the Company shall not be required to issue or deliver such certificates for Warrant Shares unless or until the persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

                 SECTION 10. RESERVATION OF WARRANT SHARES; PURCHASE AND CANCELLATION OF WARRANTS.

                 10.1. Reservation of Warrant Shares. There have been reserved, and the Company shall at all times keep reserved out of its authorized Common Stock, a number of shares of Common Stock sufficient to provide for the exercise of the right of purchase represented by the outstanding Warrants. The Company covenants that all Warrant Shares will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable. Before taking any action that would cause an adjustment reducing the Exercise Price below the then par value, if any, of the shares of Common Stock issuable upon exercise of the Warrants, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of such Common Stock, at such adjusted Exercise Price. The transfer agent for the Common Stock and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase aforesaid will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be requisite for such purpose. The Company will keep a copy of this Agreement on file with the transfer agent for the Common Stock and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants.

                 10.2. Governmental Approvals and Listings. The Company will as promptly as practicable take all action which may be necessary to obtain and keep effective (a) any and all permits, consents and approvals of governmental agencies and authorities, and will make any and all filings under federal and state securities laws, necessary in connection with the issuance and distribution of the Warrants to the Physician, the exercise of the Warrants by the Physician, and the issuance, sale, transfer and delivery of Warrant Shares and (b) if any





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
of the Warrant Shares have been listed on any securities exchange, the listing of the Warrant Shares on any securities exchange on which the Common Stock may be listed (it being understood that the Company has no obligation to list any Warrant Shares with any securities exchange).

                 SECTION 11. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES.

                 11.1. Adjustments. The number and kind of securities purchasable upon the exercise of each Warrant and the Exercise Price shall be subject to adjustment as follows:

                 (a) Stock Dividends, Splits, etc. In case the Company shall at any time after the date of this Agreement (w) pay a dividend or make a distribution on its Common Stock, which is paid or made (A) in Common Stock or other shares of the Company's capital stock or (B) in rights to purchase Common Stock or other capital stock of the Company if such rights are not exercisable, or separable from the Common Stock except upon the occurrence of a contingency, (x) subdivide its outstanding Common Stock into a greater number of shares of Common Stock, (y) combine its outstanding shares into a smaller number of shares of Common Stock or (z) issue by reclassification of its Common Stock other securities of the Company, then, in any such event the number of Warrant Shares purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the Physician shall be entitled to receive upon exercise of such Warrant the kind and number of shares of the Company and rights to purchase Common Stock or other securities of the Company (or, in the event of the redemption of any such rights, any cash paid in respect of such redemption) that he or she would have owned or have been entitled to receive after the happening of any of the events described above had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this paragraph (a) shall become effective immediately after the opening of business on the next business day following the record date in the case of dividends or other distributions and shall become effective immediately after the opening of business on the next business day following the effective date in the case of a subdivision or combination.

                 (b) Distributions of Assets. In case the Company shall at any time after the date of this Agreement distribute to all holders of its Common Stock evidences of indebtedness of the Company or assets of the Company (including cash dividends or distributions out of retained earnings other than cash dividends or distributions made on a quarterly or other periodic basis) or warrants to subscribe for securities of the Company (excluding those referred to in paragraph
         (a) above), then in each case the Exercise Price shall be adjusted to a price determined by multiplying the Exercise Price in effect immediately prior to such distribution by a fraction, of which the numerator shall be the then current market price per share of Common Stock (as defined in paragraph (c) below) on the record date for determination of stockholders entitled to receive such distribution, less the then fair value (as determined in good





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
         faith by the Board of Directors of the Company, whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights or warrants which are applicable to one share of Common Stock, and of which the denominator shall be such market price per share of Common Stock; provided, however, that if the then current market price per share of Common Stock on the record date for determination of stockholders entitled to receive such distribution is less than the then fair value of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights or warrants which are applicable to one share of Common Stock, the foregoing adjustment of the Exercise Price shall not be made and in lieu thereof the Physician shall be entitled to receive upon exercise of such Warrant in addition to the Common Stock the kind and number of assets, evidences of indebtedness, subscription rights and warrants (or, in the event of the redemption of any such evidences of indebtedness, subscription rights and warrants, any cash paid in respect of such redemption) that he or she would have owned or have been entitled to receive after the happening of such distribution had such Warrant been exercised immediately prior to the record date for such distribution. Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such distribution is not so made, the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed.

                 (c) Computation of Market Price. For the purpose of any computation under this Agreement, the current market price per share of Common Stock at any date shall be deemed to be the average of the daily Market Price (as defined below) per share for the 10 consecutive Trading Days (as defined below) immediately prior to the date which is 2 days before the date in question. "Market Price" is defined as the closing sale price (or, if no closing sale price is reported, the closing bid price) for the Common Stock on the New York Stock Exchange. If Market Price cannot be established as described above, Market Price shall be the fair market value of the Common Stock as determined in good faith by the Board of Directors. "Trading Day" shall mean a Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in the City of Los Angeles and the State of California or New York, New York, are not authorized or obligated by law or executive order to close or, if the Common Stock is listed or admitted to trading on a national securities exchange, a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business.

                 (d) Minimum Adjustment. No adjustment in the number of Warrant Shares purchasable hereunder or the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least one per cent (1%) in the number of Warrant Shares purchasable upon the exercise of each Warrant, or the Exercise Price, as the case may be; provided, however, that any adjustments which by reason of this paragraph (d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or the nearest ten-thousandth of a share, as the case may be

                 (e) Warrant Share Adjustment. Upon each adjustment of the Exercise Price as a result of the calculations made in paragraph
         (a) or (b) above, each Warrant outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of shares (calculated to the nearest ten-thousandth) obtained by (i) multiplying
         (x) the number of shares covered by a Warrant immediately prior to such adjustment of the Exercise Price by (y) the Exercise Price in effect immediately prior to such adjustment of the Exercise Price and
         (ii) dividing the product so obtained by the Exercise Price in effect immediately after such adjustment of the Exercise Price.

                 (f) Notice of Adjustment. Whenever the number of Warrant Shares purchasable upon the exercise of Warrants or the Exercise Price of such Warrant Shares is adjusted, as herein provided, the Company shall promptly mail by first class mail, postage prepaid, to the Physician notice of such adjustment or adjustments.

                 (g) Definition of Common Stock. For the purpose of this subsection 11.1, the term "Common Stock" shall mean (i) the class of stock designated as the Common Stock of the Company at the date of this Agreement or (ii) any other class of stock resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from par value to no par value or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to paragraph (a) above, the Physician shall become entitled to purchase any securities of the Company other than Common Stock, thereafter the number of such other securities so purchasable upon exercise of each Warrant and the Exercise Price of such securities shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this subsection 11.1 and subsections 11.2 and 11.3, inclusive, with respect to the Warrant Shares, shall apply on like terms to any such other securities.

                 (h) Company May Reduce Exercise Price or Increase Number of Warrant Shares Purchasable. The Company may, at its sole option, at any time during the term of the Warrants, reduce the then current Exercise Price, or increase the number of Common Shares purchasable upon exercise of each Warrant, to any amount deemed appropriate by the Board of Directors of the Company.

                 11.2. No Adjustment for Dividends. Except as provided in subsection 11.1, no adjustment in respect of any dividends made on a quarterly or other periodic basis out of retained earnings shall be made during the term of a Warrant or upon the exercise of a Warrant.

                 11.3. Preservation of Purchase Rights and Adjustment of Exercise Price upon Merger, Consolidation, etc. In case the Company shall consolidate or merge with or into any other corporation (other than a consolidation or merger in which the Company is the surviving corporation and each share of Common Stock outstanding immediately prior to such consolidation or merger is to remain outstanding immediately after such consolidation or merger and no cash, securities or other property is distributed with respect to such shares) or shall sell or transfer all or substantially all of its assets to any corporation, the Company or such successor or purchasing corporation, as the case may be (collectively, the "acquiring corporation"), the Physician shall have the right thereafter upon payment of the Exercise Price in effect immediately prior to such action to purchase upon exercise of each Warrant the kind and amount of shares and other securities, cash and other property that he or she would have owned or have been entitled to receive after the happening of such consolidation, merger or sale had such Warrant been exercised immediately prior to such action (assuming that such Physician, as a holder of Common Stock prior to such action, would not have exercised any rights of election as a holder of Common Stock as to the kind or amount of securities, cash or other property receivable upon such consolidation, merger or sale; provided, that if the kind or amount of securities, cash or other property receivable upon such consolidation, merger or sale is not the same for each non-electing share of Common Stock, then the kind and amount of securities, cash or other property receivable shall be deemed to be the kind and amount so receivable by a plurality of the non-electing shares). The Company shall mail by first-class mail, postage prepaid, to the Physician, notice of the execution of any agreement with an acquiring corporation as provided in the first sentence of this subsection
11.3. In addition to any adjustments required by this subsection 11.3, such agreement shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 11. The provisions of this subsection 11.3 shall similarly apply to successive consolidations, mergers, sales or conveyances.

                 11.4. No Fractional Shares. The Company will not issue fractions of Warrant Shares. In lieu of such fractional Warrant Shares, the Company will pay to the Physician to whom such fractional Warrant Shares would otherwise be issuable an amount in cash equal to the product of such fraction of a Warrant Share multiplied by the current Market Price per share of Common Stock.

                 SECTION 12. NO RIGHTS AS STOCKHOLDERS; NOTICES TO WARRANT HOLDERS.

                 Nothing contained in this Agreement or in any of the Warrants shall be construed as conferring upon the Physician the right to vote or to receive dividends or to consent or to receive notice as stockholders in respect of any meeting of stockholders for the election of directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company. If prior to the expiration of the Warrants:

                 (a) the Company shall declare a dividend or other distribution on its Common Shares, other than (i) in cash as described in subsection 11.2, (ii) in other shares of Common Stock, or (iii) in rights to purchase shares of Common Stock or other securities of the Company of the character described in paragraph (a) of subsection 11.1; or

                 (b) the Company shall authorize the issuance to all holders of its Common Stock of rights or warrants entitling them to subscribe for or purchase any Common Stock or any other subscription rights or warrants (other than rights of the character described in paragraph (a) of subsection 11.1); or

                 (c) there shall occur a reclassification of the capital stock of the Company (other than a subdivision or combination of its outstanding Common Stock); or

                 (d) the Company shall propose to effect any consolidation or merger into or with, or to effect any sale or other transfer requiring an adjustment pursuant to subsection 11.3; or

                 (e) the Company shall take an action ("Adjustment Action") which would cause an adjustment pursuant to Section 11 hereof of the number or kind of Common Stock (or other securities) purchasable upon the exercise of each Warrant or of the Exercise Price that would have the effect of reducing the price payable for a share of the Company's capital stock by the Physician upon exercise of a Warrant to an amount which is less than the current value of such share; or

                 (f) a voluntary or involuntary dissolution, liquidation or winding up of the Company shall be proposed;

then, in any such event, the Company shall cause to be mailed to the Physician in the manner provided in Section 14 hereof, at least 20 days prior to the applicable record or effective date hereinafter specified, a notice stating (i) the date as of which the holders of record of Common Stock to be entitled to such dividend, distribution, rights or warrants are to be determined, or (ii) the date on which such reclassification, Adjustment Action, consolidation, merger, sale, transfer, dissolution, liquidation, or winding up is expected to become effective, and the date as of which it is expected that holders of record of Common Stock shall be entitled to exchange their shares of securities or other property, if any, deliverable upon such reclassification, Adjustment Action, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Such notice shall also state whether such transaction will result in any adjustment of the number or kind of Common Stock (or other securities) purchasable upon the exercise of a Warrant or of the Exercise Price and, if so, shall set forth the nature thereof and the date upon which it will become effective. In the event the Company gives notice to the holders of its Common Stock of the declaration or distribution of rights to purchase Common Stock or other securities of the Company of the character described in paragraph (a) of subsection 11.1, the Company will give concurrently a similar notice to the Holders in the manner provided in Section 14 hereof. The failure to give the notices required by this Section 12, or any defect therein, shall not affect the legality or validity of any such dividend, distribution, right, warrant, reclassification, Adjustment Action, dissolution, liquidation or winding up or other action, or the vote on any action authorizing the same.

                 SECTION 13. PURCHASE RIGHTS. If at any time or from time to time on or after the date of the Agreement, the Corporation shall give notice (a "Purchase Rights Notice") pursuant to paragraph (b) of Section 12 of an issuance of rights or warrants, (the "Purchase Rights") to all record holders of Common Stock, such issuance shall not result in an adjustment of the Exercise Price or the number of Warrants under Section 11 hereof to the extent that the Physician is granted the right to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Physician could have acquired if he or she had held the number of shares of Common Stock acquirable upon exercise of the Warrants immediately before the record date for the grant, issuance, or sale of such Purchase Rights. The Purchase Rights Notice shall describe the Purchase Rights and their availability to the Physician.

                 SECTION 14. NOTICES. Any notice to be given under the terms of this Agreement shall be in writing and addressed to the Company at its principal office located at 3000 Galleria Tower, Suite 1000, Birmingham, Alabama, to the attention of the Corporate Secretary and to the Physician at the address given beneath the Physician's signature hereto. Each party hereto may from time to time change the address to which notices to it are to be delivered or mailed hereunder by notice in writing to the other party.

                 SECTION 15. APPLICABLE LAW. This Agreement and each Warrant issued hereunder shall be deemed to be a contract made under the internal laws of the State of New York (without reference to conflicts of law principles) and for all purposes shall be construed in accordance with the laws of said State.

                 SECTION 16. COUNTERPARTS. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                 SECTION 17.   CAPTIONS.   The captions of the Sections and
subsections of this Agreement have been inserted for convenience only and shall have no substantive effect.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                  MEDPARTNERS, INC.

                                  By
                                           -------------------------------------
                                           Name:
                                           Title:

                                  PHYSICIAN

                                  By
                                           -------------------------------------
                                           (Signature)

                                           -------------------------------------
                                           (Print name)

                                           -------------------------------------
                                           (Address)

                                           -------------------------------------
                                           (City, State, Zip Code)


Instruction:     Sign and complete two copies of this Agreement and return one in the enclosed, addressed envelope to the Company.

                               CONSENT OF SPOUSE


                 In consideration of the execution of the foregoing Nontransferable Warrant Agreement by MedPartners, Inc., I, __________________, the spouse of the Physician therein named, do hereby join with my spouse in executing the foregoing Nontransferable Warrant Agreement and do hereby agree to be bound by all of the terms and provisions thereof.


Dated:               , 1997.
      ---------------

                                           -------------------------------------
                                           Signature of Spouse

                                MEDPARTNERS, INC.

                                 PURCHASE FORM

                 The undersigned hereby irrevocably elects to exercise the right of purchase granted under the Agreement with respect to ______ shares of Common Stock and requests that certificates for such shares of Common Stock be issued in the name of:

Name:
             -------------------------------------------------------------------
Address:
             -------------------------------------------------------------------

--------------------------------------------------------------------------------

Social Security or Taxpayer's
  Identification Number:
                         -------------------------------------------------------


                                           -------------------------------------
                                           (Signature)

                                           -------------------------------------
                                           (Print name)

                                           -------------------------------------
                                           (Address)

                                           -------------------------------------
                                           (City, State, Zip Code)




                                      A-1